UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

      Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): April 15, 1999

                                  CONCAP, INC.
                (Exact name of Company specified in its charter)

            TEXAS                         0-17597                 76-0252296
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)

700 CRESTWOOD PARKWAY SUITE 1000 DULUTH, GEORGIA                        30096
  (Address of principal executive offices)                           (Zip Code)

                                 (770) 638-1019
              (Registrant's telephone number, including area code)

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Item 4 CHANGES IN REGISTRANT'S CERTFYING ACCOUNTANTS

      On July 15, 1999, the Company dismissed its independent accountant, Rachlin, Cohen & Holtz, and engaged a new independent accountant, KPMG, P.A., to audit the financial statements for the fiscal year ended May 31, 1999. The decision to change accountants was approved by the Company's board of directors.

      The reports on the financial statements for the past two years do not contain any adverse opinion or disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      This change in the Company's accountants was due to the Company's desire to engage an auditor with a larger staff. There were no disagreements with Rachlin, Cohen & Holtz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Elite Technologies, Inc.


                                           By: /s/  SCOTT SCHUSTER
                                              ----------------------------------
                                              Scott Schuster
                                              Chairman